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                                                                   EXHIBIT 10.32


                                 OFFICE LEASE



                                    BETWEEN



                   EMERY STATION ASSOCIATES, LLC (LANDLORD)



                                      AND



                   NORTHPOINT COMMUNICATIONS, INC. (TENANT)



                             EMERYSTATION PROJECT
                            Emeryville, California
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                                 OFFICE LEASE


                                  ARTICLE ONE
                             BASIC LEASE PROVISIONS


1.01  BASIC LEASE PROVISIONS

In the event of any conflict between these Basic Lease Provisions and any Other Lease provision, such other Lease provision shall control.


      (1)  BUILDING AND ADDRESS:

           EmeryStation
           5858 Horton
           Emeryville, California 94608

      (2)  LANDLORD AND ADDRESS:

           Emery Station Associates, LLC
           1120 Nye Street, Suite 400
           San Rafael, California 94901

           Notices to Landlord shall be addressed:

           Emery Station Associates, LLC
           c/o Wareham Development Corporation
           1120 Nye Street, Suite 400
           San Rafael, California 94901

      (3)  TENANT AND CURRENT ADDRESS:

           (a)  Name: NorthPoint Communications, Inc.
           (b) State of incorporation: Delaware

           Notices to Tenant shall be addressed:

           NorthPoint Communications, Inc.
           222 Sutter Street
           San Francisco, CA 94108
           Attn: Bryce Mason

           with a copy to:

           NorthPoint Communications, Inc.
           222 Sutter Street
           San Francisco, CA 94108
           Attn: Kevin Cameron, Esq.

      (4)  DATE OF LEASE: as of June 5, 1999

      (5) LEASE TERM: 86 months, subject to extension as described in the Addendum hereto.

      (6)  PROJECTED COMMENCEMENT DATE: September 15, 1999
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      (7)  PROJECTED EXPIRATION DATE: November 14, 2006.

      (8)  MONTHLY BASE RENT:

           PERIOD FROM/TO      MONTHLY          MONTHLY RATE/SF
                                                OF RENTABLE AREA

           Months 1 to 2*                           0
           Months 3 to 30                           $2.52
           Months 31 to 60                          $2.67
           Months 61 to 86                          $2.82

      *Tenant shall not pay Monthly Base Rent during the first two months of the Term but shall pay any and all other amounts otherwise payable by Tenant by reason of its occupancy of the Premises in accordance with the terms and conditions of this Lease.

      The Monthly Base rent for the 3rd month of the Term shall be paid within five (5) business days of execution of this Lease.

      (9) RENTABLE AREA OF THE PREMISES: 72,500 square feet subject to expansion in accordance with the terms hereof.

                South Wing of the 4th Floor: 35,000 rentable square feet Entire 5th Floor: 25,000 rentable square feet
                North End of 2nd Floor: 12,500 rentable square feet

           The stated rentable areas are approximate. They will be measured by Landlord's Architect and verified by Tenant's architect according to 1996 BOMA standards.

      (10) SECURITY DEPOSIT: $355,250.00 (to be restated to equal two month's rent at the rate of $2.45 per rentable square foot per month once the Premises are remeasured, as referenced above). Tenant shall have the right to provide this Security deposit either in the form of cash or irrevocable letter of credit, cashable on sight in California. Said letter of credit shall be of a form and drawn on a financial institution reasonably satisfactory to Landlord.

      (11) SUITE NUMBERS OF PREMISES: 270, 400 and 500.

      (12) OPERATING EXPENSES BASE YEAR FOR PREMISES: The first full twelve-month period following Tenant's occupancy.

      (13) TAXES BASE YEAR FOR PREMISES: The first full twelve-month period following Tenant's occupancy.

      (14) TENANT'S USE OF PREMISES: General office use with the following permitted incidental uses to such primary use: storage, public meeting rooms, meeting, training and conference facilities, kitchen, telecommunication facilities and equipment, teleconferencing facilities, data processing and computer facilities and computer equipment rooms, work out room and showers, a 24 hour a day operational network control center. Landlord represents and warrants that Tenant may occupy the Premises for such uses and that such uses are and will not be in violation of (a) any exclusives or other agreements that Landlord has with other occupants, lenders, governmental authorities, or any

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           others, (b) any covenants, conditions, restrictions, easements, mortgages, deeds of trust, leases, ground leases, and rights of way affecting the Premises or (c) currently existing restrictions imposed by any governmental body or authority.


      (15) PARKING:  Up to 63 unreserved parking spaces in garage (1 per 1000 usable square feet)
                     Up to 126 unreserved parking spaces on surface lots (2 per 1000 usable square feet)
                          (The total number of parking spaces shall not exceed 3 cars per 1,000 square feet of usable square feet, and shall be recalculated as part of the Premises measurement referred to above. Landlord will use commercially reasonable efforts to increase Tenant's overall parking ratio up to 3 cars per 1000 rentable square feet of Premises area.)

           PARKING RATES: Unreserved Garage Spaces: $55/month through the first full twelve (12) months of Tenant's occupancy; Unreserved Surface Lot
           Spaces: $35/month through the first full twelve (12) months of tenant's occupancy.

           There shall be an annual limit on increases of not more than 10% on Tenant's parking rate increases after the first full twelve (12) months of Tenant's occupancy. Subject to the foregoing, any year that parking rates are increased less than the allowed amount, the amount of unused allowable increase less can be used in any subsequent years. For example, if parking rates are increased only 5% in the third full lease year, Landlord may increase parking rates as much as 15% the next year.

     (16)  BROKERS:


               Landlord's Broker:  CB Richard Ellis, Inc.
                                   155 Grand Avenue,
                                   Oakland, California 94612
                                   Attention: Rick Calhoun

               Tenant's Broker:    Grubb & Ellis Company
                                   255 California Street
                                   San Francisco, CA 94111
                                   Attn: Brian J. Fleming

1.02  ENUMERATION OF EXHIBITS, RIDER(S) AND ADDENDUM

The Exhibits, Rider(s) and Addendum set forth below and attached to this Lease are incorporated in this Lease by this reference:

      EXHIBIT A   Plan of Premises
      EXHIBIT B   Workletter Agreement
      EXHIBIT C   Rules and Regulations
      RIDER 1     Commencement Date Agreement
      ADDENDUM TO LEASE

1.03  DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ADJUSTMENT YEAR: The applicable calendar year or any portion thereof after the Operating Expenses Base Year and Taxes Base Year for which a Rent Adjustment computation is being made.

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AFFILIATE: Any corporation or other business entity that is owned or controlled by, owns or controls, or is under common ownership or control with Tenant, and any corporation or other business entity into which, or with which, Tenant may merge or consolidate.

BUILDING: The office building located at the address specified in Section 1.01(1). The Building also includes retail spaces.

COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not require a building permit and which do not involve any of the structural elements of the Building, or any of the Building's systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T.&S.A. at its San Francisco main office as its base lending reference rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended.

EXPIRATION DATE: The date specified in Section 1.01(7) unless changed by operation of Article Two.

EXPANSION OPTION: Shall have the meaning set forth in the Addendum.

EXTENSION OPTION: One five (5) year option to extend the Lease Term as more fully defined in the Addendum hereto.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, polychlorinated biphenyls, and petroleum products.

LAND: The parcel(s) of real estate on which the Building and Project are located.

LANDLORD DELAY: Any event or occurrence that delays the completion of the Tenant Work which is caused by or is described as follows:

     (i) changes, alterations or additions requested or made by Landlord in the design or finish in any part of the Premises after approval of the plans and specifications (as described in the Workletter);

     (ii) Landlord's unreasonable delay in supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

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     (iii)  failure to approve and pay for such Tenant Work as Landlord undertakes to approve or to pay for pursuant to the Workletter, whether by Allowance or otherwise;

     (iv) the performance or completion by Landlord or any person engaged by Landlord of any work in or about the Premises or the Building; or

     (v) breach of any representation or warranty by Landlord hereunder, or of any obligation of Landlord hereunder, or failure to perform or comply with any obligation or condition binding upon Landlord pursuant to the Workletter, including the failure to approve and pay for such Tenant Work or other items if and to the extent the Workletter provides they are to be approved or paid by Landlord.

LANDLORD INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective partners, members, directors, officers, agents and employees.

LANDLORD WORK: The construction or installation of improvements to the Premises, to be furnished by Landlord, specifically described in the Workletter or exhibits attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.

LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.

MONTHLY BASE RENT: The monthly rent specified in Section 1.01(8).

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and any other holidays recognized by the janitorial and other unions servicing the Building in accordance with their contracts.

OPERATING EXPENSES: All costs, expenses and disbursements of every kind and nature which Landlord shall pay in connection with the management, operation, maintenance and repair of the office portion of the Building and Property (except that, if Landlord elects to construct a freestanding parking garage on one of the surface parking lots serving the Building, the operating expenses of such garage will not be included in Operating Expenses). Operating Expenses shall not include (i) costs of alterations of the premises of tenants of the Project, (ii) costs of capital improvements to the Project (except for amortized portion of capital improvements installed for the purpose of reducing Operating Expenses or complying with applicable Laws enacted after the Commencement Date),
(iii) depreciation charges, (iv) interest and principal payments on loans (except for loans for capital improvements which Landlord is allowed to include in Operating Expenses as provided under item (ii) above), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses, (viii) costs for which Landlord is entitled to be reimbursed by insurance proceeds, by other tenants, or otherwise, (ix) expenses incurred in negotiating leases of tenants in the Project or enforcing lease obligations of tenants in the Project, (x) Landlord's or Landlord's property manager's corporate general overhead or corporate general administrative expenses,

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(xi) costs in connection with construction of the Project, including any latent defects or correction of defects in design or construction, (xii) costs incurred due to violation by Landlord or any tenant of the provisions of any lease,
(xiii) costs of compliance with, or correction of any violations of, any Laws in effect as of the commencement of this Lease, (xiv) fines, costs, penalties or interest resulting from the negligence or fault of Landlord or its agents, employees or contractors, (xv) costs or expenses of any kind related to Hazardous Materials, ad (xvi) expenses which under generally accepted accounting principles would not be considered an appropriate maintenance or operating expense. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years. Operating Expenses for the Building that are not, in Landlord's reasonable discretion, allocable solely to either the office or retail portion of the Building shall be equitable allocated by Landlord between and charged to the office and retail portions of the Building.

OPERATING EXPENSES BASE YEAR: The period designated in Section 1.01(12).

PREMISES: The space located in the Building at the Suite Numbers listed in
Section 1.01(11) and depicted on Exhibit A attached hereto.

PROJECT or PROPERTY: The Project consists of the office building with retail spaces located at the street address specified in Section 1.01(1) in Emeryville, California, associated surface and garage parking as designated by Landlord from time to time, landscaping and improvements, together with the Land, any associated interests in real property, and the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses or Taxes. The Rent Adjustments shall be determined and paid as provided in Article Four.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord's estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year. On or before the beginning of each Adjustment Year or with Landlord's Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of the excess, if any, of Operating Expenses over those for the Operating Expenses Base Year and of Taxes over those for the Taxes Base Year. Prior to the first determination by Landlord of the amount of Operating Expenses for the Operating Expenses Base Year and of Taxes for the Taxes Base Year, Landlord may estimate such amounts in the foregoing calculation. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change, which notice may be given by Landlord from time to time during an Adjustment Year.

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01(9), subject to remeasurement within 15 days after Lease signing, as described herein.

RENTABLE AREA OF THE OFFICE PORTION OF THE PROJECT: The amount of square footage which represents the sum of the rentable area of all space intended for office occupancy in the Project, as determined by Landlord from time to time; and Landlord shall notify Tenant of any adjustments in such rentable area of the Building and any corresponding change in Tenant's Share. Notwithstanding the foregoing, without Tenant's prior written approval, which Tenant may withhold in its reasonable discretion, Landlord shall make no adjustments (other than the initial remeasurement of the space described in Section

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1.10(9) hereof) which shall increase Tenant's Rent or Tenant's Share of any
Expenses or Taxes or other charges or costs.

SECURITY DEPOSIT: The funds specified in Section 1.01(10), if any, deposited by Tenant with Landlord as security for Tenant's performance of its obligations under this Lease.

STANDARD OPERATING HOURS: Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturdays from 9:00 A.M. to 1:00 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE: The completion of the Landlord Work or Tenant Work, as the case may be, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.

TAXES: All federal, state and local governmental taxes, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all reasonable fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.

TAXES BASE YEAR: The period designated in Section 1.01(13).

TENANT ADDITIONS: Collectively, Tenant Work and Tenant Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Building systems serving the Premises (excluding Landlord Work or Tenant Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord's request pursuant to
Section 6.01(b).

TENANT INDEMNITEES: Collectively, Tenant, its directors, officers, shareholders, members, partners, agents and employees.

TENANT WORK: All work installed or furnished to the Premises by Tenant pursuant to the Workletter.

TENANT'S SHARE: The percentage that represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Office Portion of the Project, as determined by Landlord from time to time. The initial Tenant's Share shall be set forth upon measurement of the Premises pursuant to Section 1.01(9) hereof.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.

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WORKLETTER: The Agreement regarding the manner of completion of Landlord Work and Tenant Work set forth on Exhibit B attached hereto.


                                  ARTICLE TWO
            PREMISES, TERM, FAILURE TO GIVE POSSESSION, AND PARKING

2.01  LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the Premises prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Rent) as of the date of such possession.

2.02  TERM

      (a) The Commencement Date shall be the earlier to occur of (i) the Projected Commencement Date, or (ii) the date Tenant first occupies the Premises for the conduct of business. Notwithstanding the foregoing, the Commencement Date shall be extended on a day-for-day basis to the extent of any delay in the Substantial Completion of the Tenant Work resulting from any Landlord Delay or from Force Majeure (but Force Majeure shall not include delays in obtaining permits).

      (b) Within thirty (30) days following the occurrence of the Commencement Date, Landlord and Tenant shall enter into an agreement (which is attached hereto as Rider 1) confirming the Commencement and the Expiration Date.

2.03  FAILURE TO GIVE POSSESSION

If the Landlord shall be unable to give possession of the Premises on the Projected Commencement Date because the Estimated Substantial Completion Date has not occurred, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the Premises are made available to Tenant by Landlord, and no such failure to give possession on the Projected Commencement Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. The Lease shall be amended so that the term shall be extended by the period of time possession is delayed. Notwithstanding anything to the contrary set forth herein, in the event possession of the Premises is not delivered to Tenant free of all occupants and ready for the commencement of Tenant Work within sixty (60) days after the date this Lease is executed, then Tenant shall have the right at its sole option, to terminate this Lease by giving written notice thereof to Landlord, in which event Landlord shall immediately return to Tenant any and all monies and other deposits (including any letter of credit or other security) provided to Landlord by Tenant.

2.04  CONDITION OF PREMISES

Tenant and Landlord shall use reasonable efforts to notify the other in writing within sixty (60) days after the later of Substantial Completion of the Tenant Improvement Work or when Tenant takes possession of the Premises of any defects in the Premises claimed by Tenant or Landlord or in the materials or workmanship furnished in completing the Landlord and/or Tenant Work. Landlord or Tenant, as the case may be, shall proceed diligently to correct the defects stated in such notice unless Landlord or Tenant, as the case may be, disputes the existence of any such defects. In the event of any dispute as to the existence of any such defects, either party may submit such dispute to binding arbitration in accordance with the AAA Rules for Commercial Arbitration, provided that such dispute shall be heard and decided by one arbitrator, not a panel of arbitrators, for cost- and time-saving purposes. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition

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of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

2.05  PARKING

During the Term, Tenant may use the number of garage and surface lots spaces specified in Section 1.01(15) for parking at the prevailing rates being charged from time to time by Landlord or its parking operator to other tenants for similar parking rights without consideration of any discounts. Tenant may use fewer than the number of garage and surface lot spaces specified in Section 1.01(15) during the first 12 months of the Term. Commencing on the 13th month of the Term, in the event Tenant does not pay for any of the specified spaces during any three month period, Landlord may, at its option, terminate Tenant's right to use such parking spaces. The locations and type of parking within the garage and surface lots shall be designated by Landlord or Landlord's parking operator from time to time. Tenant acknowledges and agrees that the parking spaces serving the Project may include tandem parking and a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. All vehicles utilizing Tenant's parking privileges shall prominently display identification stickers or other markers, and/or have passes or keycards for ingress and egress, as may be required and provided by Landlord or its parking operator from time to time. Tenant shall comply with any and all reasonable, non discriminatory parking rules and regulations from time to time established by Landlord or Landlord's parking operator, including a requirement that Tenant pay to Landlord or Landlord's parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant's parking privileges. Tenant shall not allow any vehicles using Tenant's parking privileges to be parked, loaded or unloaded except in accordance with this Section, including in the areas and in the manner designated by Landlord or its parking operator for such activities. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord or its parking operator shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.

                                 ARTICLE THREE
                                      RENT

Tenant agrees to pay to Landlord at the first office specified in Section 1.01(2), or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, except as otherwise provided herein, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term, except that the first installment of Monthly Base rent due shall be paid by Tenant to landlord within five (5) business days of execution of this Lease. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term. Monthly Base Rent shall be prorated for partial months within the Term.

                                  ARTICLE FOUR
                         RENT ADJUSTMENTS AND PAYMENTS

4.01  RENT ADJUSTMENTS

Commencing on the first day of the thirteenth month of the Lease Term, Tenant shall pay to Landlord Rent Adjustments with respect to each Adjustment Year as follows:

     (i) The Rent Adjustment Deposit representing Tenant's Share of Operating Expenses for the applicable Adjustment Year in excess of Operating Expenses for the Operating Expenses Base Year, monthly during the Term with the payment of Monthly Base Rent; and

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     (ii)   The Rent Adjustment Deposit representing Tenant's Share of Taxes for the applicable Adjustment Year in excess of Taxes for the Taxes Base Year, monthly during the Term with the payment of Monthly Base Rent; and

     (iii) Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02. Rent Adjustments due from Tenant to Landlord for any Adjustment Year shall be Tenant's Share of Operating Expenses for such year in excess of Operating Expenses for the Operating Expenses Base Year and Tenant's Share of Taxes for such year in excess of Taxes for the Taxes Base Year.

4.02  STATEMENT OF LANDLORD

As soon as feasible after the expiration of the Operating Expenses Base Year and the Taxes Base Year, and each Adjustment Year thereafter, Landlord will furnish Tenant a statement ("Landlord's Statement") showing the following with reasonable breakdown and detail:

     (i) Operating Expenses and Taxes for the Operating Expenses Base Year and Taxes Base Year and thereafter for the last Adjustment Year;

     (ii) The amount of Rent Adjustments due Landlord for the last Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

     (iii) Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord's Statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. In the event that Landlord does not pay within the timeframes established in this Lease, interest shall accrue at the Default Rate on any amounts that Landlord is obligated to pay, credit or refund to Tenant by reason of this Section 4.02 or any other provision of this Lease. Landlord will deliver Landlord's Statement on or before April 1 of each applicable year. Landlord shall have the right to adjust said Statement after submission to Tenant only for cost items which it reasonably could not have known accurately at the time of the Statement's original submission. Such a restatement shall not constitute a waiver or release of Tenant's obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Rent Adjustments survives the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.

4.03  BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with generally accepted accounting principles, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of sixty (60) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within thirty (30) days after the above-mentioned (60)-day review period, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein, shall be paid by Tenant when due as provided above. If Tenant has objected to the validity of Landlord's Statement per the above, Landlord agrees, upon Tenant's written request, to hold Tenant's payment in interest-bearing escrow pending resolution of the dispute. If Landlord restates its Statement as described in 4.02 above, Tenant shall have a like amount of time as outlined above to review Landlord's books and records following the receipt of the restatement.

4.04  PARTIAL OCCUPANCY

For purposes of determining Rent Adjustments, if the Building is not fully occupied during all or a portion of any year during the Term (including the Base
Year), Landlord shall make appropriate adjustments to the Operating Expenses for such year employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been fully occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. In the event that the Real Property is not fully assessed for all or a portion of any year (including the Base Year) during the Term, then Taxes shall be adjusted to an amount which would have been payable in such year if the Real Property had been fully assessed. In the event any other tenant in the Building provides itself with a service of a type which Landlord would supply under the Lease without an additional or separate charge to Tenant, then Operating Expenses shall be deemed to include the cost Landlord would have incurred had Landlord provided such service to such other tenant.

4.05  TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant's personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.05 shall not be included in any computation of Taxes payable pursuant to Sections 4.01 and 4.02.

                                  ARTICLE FIVE
                                SECURITY DEPOSIT

Tenant concurrently with the execution of this Lease shall pay to Landlord in immediately available funds (or approved letter of credit, as described in Section 1.01(10) hereof) the Security Deposit. The Security Deposit may be applied by Landlord to cure, in whole or part, any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by paying to Landlord within ten (10) days of demand the amount so applied. Landlord's application of the Security Deposit shall not constitute a waiver of Tenant's default to the extent that the Security Deposit does not fully compensate Landlord for all losses, damages, costs and expenses incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by Law. Landlord shall not pay any interest on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its general accounts. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense of any action that Landlord may at any time commence against Tenant. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease. Upon the transfer of Landlord's interest under this Lease, Landlord's obligation to Tenant with respect to the Security Deposit shall terminate upon transfer to the transferee of the Security Deposit, or any balance thereof, provided that such transferee assumes for Tenant's benefit in an agreement reasonably acceptable to Tenant, all of Landlord's obligations under this Lease, including with regard to the Security Deposit. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within thirty (30) days after Landlord recovers possession of the Premises or such longer time as may be permissible under Law.

                                  ARTICLE SIX
                                   SERVICES

6.01  LANDLORD'S GENERAL SERVICES

      (a) Landlord shall furnish the following services:

          (1) heat, ventilation and air-conditioning ("HVAC") in the Premises during Standard Operating Hours as necessary for the comfortable occupancy of the Premises under normal business office operations, subject to compliance with all applicable mandatory regulations and Laws;

          (2) tempered and cold water for use in lavatories in common with other tenants from the regular supply of the Building;

          (3)   customary cleaning and janitorial services in the Premises five
(5) days per week, excluding National Holidays;

          (4) washing of the outside windows in the Premises weather permitting at reasonable intervals determined by Landlord; and

          (5) automatic passenger and swing/freight elevator service in common with other tenants of the Building. Freight elevator service will be subject to reasonable scheduling by Landlord.

      (b) If Tenant uses heat generating machines or equipment in the Premises to an extent which adversely affects the temperature otherwise maintained by the air-cooling system or whenever the occupancy or electrical load adversely affects the temperature otherwise maintained by the air-cooling system, Landlord reserves the right to install or to require Tenant to install supplementary air-conditioning units in the Premises. Tenant shall bear all reasonable costs and expenses related to the installation, maintenance and operation of such units.

6.02  ELECTRICAL SERVICES

      (a) Landlord shall furnish to the Premises Tenant's pro-rata share of the Building's available electric current (which, for purposes of this Lease shall be deemed to be seven (7) watts per usable square foot of the Premises, on a diversified usage basis) for general business office use, including normal lighting, normal business office machines and customary janitorial service. Notwithstanding any provision of the Lease to the contrary, without, in each instance, the prior written approval of Landlord, in Landlord's prudent business judgment, Tenant shall not make any alterations or additions to the electric equipment or systems. Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.

     (b) If and to the extent electric current is furnished to the Premises in excess of the amount of electric current required to be provided by Landlord as described in Section 6.02(a), Tenant shall pay Landlord upon notice from Landlord the actual cost of such excess electric current, as additional Rent. The cost of such excess use and all additional costs separately billed to Tenant pursuant to this Section shall not be included as part of Operating Expenses. At any time and from time to time, Landlord may in its sole discretion either (i) install one or more meters to measure electric current furnished to the Premises or (ii) reasonably estimate electric current furnished to the Premises. Upon notice from Landlord, Tenant shall pay Landlord the actual cost of installing and maintaining all such meters and of any electrical engineering or consulting firm, if Landlord retains such firm to estimate the electric current furnished to the Premises in lieu of installation of a meter. Tenant shall pay Landlord for such excess electric current at the then current, actual rates charged to Landlord for such electricity provided to the Property by the utility provider chosen by Landlord plus any additional actual cost of Landlord in keeping account of the electric current so consumed. Landlord's notice shall specify whether such excess use shall be payable (i) in advance as reasonably estimated by Landlord in monthly installments at the time prescribed for monthly installments of Monthly Base Rent or (ii) within thirty (30) days after notice from Landlord given from time to time of the amount due for prior excess use as metered or reasonably estimated by Landlord.

     (c) Landlord shall furnish to the Premises replacement lamps, bulbs, ballasts and starters used in any normal Building lighting installed in the Premises, except that if the replacement or repair of such items is a result of negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, such cost shall be paid by Tenant within thirty (30) days after notice from Landlord and shall not be included as part of Operating Expenses.

6.03  ADDITIONAL AND AFTER-HOUR SERVICES

At Tenant's written request, Landlord shall furnish additional quantities of any of the services or utilities specified in Section 6.01, if Landlord can reasonably do so, on the terms set forth herein. For services or utilities requested by Tenant and furnished by Landlord, Tenant shall pay to Landlord as a charge therefor Landlord's then current, actual cost thereof from time to time for such services and utilities. Without limiting the generality of the foregoing, for HVAC service beyond Standard Operating Hours, Landlord's prevailing rate as of the date of this Lease includes a one (1) hour minimum per activation. If Tenant shall fail to make any such payment within thirty (30) days Landlord may, upon notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional services.

6.04  TELEPHONE SERVICES

All telegraph, telephone, and communication connections which Tenant may desire shall be subject to Landlord's prior written approval, in Landlord's reasonable discretion, and the location of all wires and the work in connection therewith shall be performed by contractors reasonably approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant's telephone equipment (including cabling) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of Landlord's Work, if any) on Tenant's floor for Tenant's connection to the telephone cable serving the Building so long as Tenant's equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of its telephone cables and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of service therein, and the maintenance thereafter of such wire and cables; and there shall be included in Operating Expenses for the Building all installation, removal, hook up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all of its telephone cables and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (an Landlord may recover from Tenant all of Landlord's costs in connection therewith). If required by Landlord, no later than the Termination Date Tenant shall remove all telephone cables and communication wiring installed by Tenant for and during Tenant's occupancy. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building except to the extent caused by the grossly negligent acts of Landlord, its contractors, agents or employees.

Landlord agrees to use reasonable efforts to utilize Tenant as a provider for DSL internet services for any internet connections Landlord requires for its own personal use in the Building. Such agreement shall be subject to Tenant's ability to provide adequate services and to charge a market rate therefore.

6.05  DELAYS IN FURNISHING SERVICES

Except to the extent caused by the grossly negligent or intentional acts of Landlord, its contractors, agents or employees, Tenant agrees that Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise, for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or default of Tenant or other parties or by an event of Force Majeure. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset, except as specifically specified in the next sentences. In the event of a disruption of any services required to be provided to Tenant under this Lease, which disruption can reasonably be shown to materially impair or interfere with Tenant carrying on its business in any part of the Premises, Landlord shall provide a day-for-day abatement of Rent in proportion to the portion of Tenant's Premises which is reasonably unsuitable for conduct of Tenant's business as a direct result of such disruption. Such abatement shall require Tenant to first give Landlord written notice of the problem and demand to reasonably remedy same, and the abatement shall commence only after three (3) business days after such Tenant notice to Landlord and Landlord's failure to remedy within the three business day period. Except to the extent caused by the gross negligence or intentional acts of Landlord, its contractors, agents or employees, failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord's compliance with any mandatory governmental requirements now or hereafter published or any requirements now r hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property shall not render Landlord liable in any respect for damages to either persons, property, or business, nor be construed as an eviction of Tenant or work an abatement of Rent, nor relieve Tenant of Tenant's obligations for fulfillment of any covenant or agreement hereof, and except as otherwise provided herein. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly.

6.06  CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord's sole option, to the extent permitted by applicable law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not and does not make any representations or warranties concerning the identity or identifies of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to reasonably cooperate with Landlord and each of its service providers in connection with any change in service or provider, provided that Landlord shall effect any such change at no unreasonable cost or expense to Tenant.

6.07  SIGNAGE

Initial Building standard signage will be installed by Landlord in the directory in the main lobby of the Building, in the listing of tenants in the elevator lobby for the floor on which the Premises is located and at Tenant's main entry door to the Premises at Tenant's sole cost and expense except to the extent that funds are available out of any Landlord's Maximum Contribution, if any, provided pursuant to the Workletter. In addition, Tenant will have the right, at its sole cost and expense, to install non-exclusive signage on a common monument in the main courtyard of the Building. Tenant must submit the design of the proposed monument signage to Landlord's for its approval, which may be given or withheld in the good faith exercise of Landlord's discretion. Any change in such initial signage shall be only with Landlord's prior written consent, shall conform to Building standard signage and shall be at Tenant's sole cost and expense.

Any time in which Tenant personally occupies the entirety of the Building's 5th floor, it shall have the right to install signage in the 5th floor elevator lobby, subject to Landlord's reasonable approval of the design thereof. At any time that Tenant personally occupies over 50% of the rentable square footage of the Building, Tenant shall also have the right to install non-exclusive signage on the west exterior face of the Building. The size, specific location and design of such signage shall be subject to Landlord's reasonable approval. Notwithstanding the forgoing, if at any time during Ask Jeeves' lease term Ask Jeeves forfeits its right to exterior signage pursuant to its lease, Tenant shall be given the same rights for exterior signage that Ask Jeeves has been given as of the date of this Lease.

                                 ARTICLE SEVEN
                   POSSESSION, USE AND CONDITION OF PREMISES

7.01  POSSESSION AND USE OF PREMISES

      (a) Tenant shall be entitled to possession of the Premises upon execution of this Lease. Tenant acknowledges that Landlord may be completing final punchlist and clean-up work on the Premises during the month of June, 1999, but if such work materially impedes Tenant from reasonable conduct of its Tenant Improvement Work, the period of such delay shall constitute a Landlord Delay. Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(14) to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to create or continue a nuisance.

      (b) Tenant shall comply with all Environmental Laws pertaining to Tenant's occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or its employees, servants, agents, contractors, customers or invitees. Landlord shall comply with all Environmental Laws applicable to the

Property other than those to be complied with by Tenant pursuant to the preceding sentence. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, except that such consent shall not be required to the extent of Hazardous Material contained in office products for use in general business offices in quantities for ordinary day-to-day use or Hazardous Materials necessary for the operation and maintenance of the generator provided such use does not give rise to an unreasonable risk of release of Hazardous Material. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law for which Tenant is responsible exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Materials upon the Premises as Landlord deems reasonably necessary, all of which shall be completed at Tenant's expense. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Landlord Indemnitees from any and all loss, claim, demand, action, expense, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises during the Lease Term by Tenant, its agents, contractors or employees. If any Hazardous material is released, discharged, or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, servants, agents contractors, customers or invitees, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article. In case of any action or proceeding brought against the Landlord Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's reasonable discretion.

     Landlord represents and warrants to Tenant that there are no Hazardous Materials in, on, under, about, or migrating from or to the Premises, Building or the Property that would unreasonably impair, restrict or prevent Tenant's use and quiet enjoyment of the Premises, Building or Project, and that neither the Property nor the Landlord nor, to the best knowledge of the Landlord, any of Landlord's tenants are in violation of or subject to any existing, pending, or threatened investigation by any governmental authority under any applicable Environmental Law or under any other Law pertaining to air or water quality, the handling, transportation, storage, treatment, usage, presence, disposal or release of Hazardous Materials, air emissions, other environmental matters, or any zoning or other land use matters. If any Hazardous Material is present in the Premises, the Building or the Project for any reason other than the acts of Tenant and Tenant's agents, employees and contractors, then Landlord shall indemnify, defend, protect and hold the Tenant Indemnitees harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses arise at any time, including after the expiration of the lease term, in connection with or arising out of the presence of such Hazardous Material. This indemnification of Tenant Indemnitees by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the Premises, the Building or the Project. Without limiting the foregoing, if for any reason other than the acts of Tenant and Tenant's agents, employees and contractors, Hazardous Material is present in the Premises, the Building or the Project and such violates applicable laws, Landlord shall promptly take all actions at its sole expense as are necessary to remove or remediate such Hazardous Material to comply with all applicable laws and restore the Premises, Building and Project to the condition existing prior to the removal of any such Hazardous Material; provided that with respect to the Premises Tenant's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld

      (c) Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, to the extent required solely due to Tenant's particular use of the Premises, if any, for other than general office purposes, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Alterations in the Premises (but not any compliance triggered by the initial improvements constructed in accordance with the Work Letter). Landlord represents and warrants to Tenant that as of the date hereof and as of the Commencement Date the Project does and shall comply with all Laws, including, without limitation, the ADA.

7.02  LANDLORD ACCESS TO PREMISES; APPROVALS

      (a) Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord may use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant's occupancy of the Premises.

      (b) If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

      (c) Landlord may enter the Premises for the purpose of conducting such reasonable inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord's rights under this Section 7.02(c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

      (d) Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise. Notwithstanding anything to the contrary in this Lease, no changes, revisions, additions to, subtractions from, rearrangements of, alterations, modifications, or supplements of or to, walkways, driveways, parking areas, common areas, vertical or horizontal transportation systems or rentable floor area may be made if they would (a) materially change the size or location of the Premises, (b) adversely affect access to the Premises, or (c) materially reduce the ratio of parking spaces to usable square feet below the ratio specified in Section 1.01(15). In addition, notwithstanding anything to the contrary herein, in the event that Landlord needs to enter the Premises for the purposes of repairing any item that Landlord is obligated or entitled to repair or for any other purpose, then Landlord is required to provide Tenant with reasonable advance notice (except in the case of an emergency in which event only oral notice shall be required) of Landlord's intention to enter the Premises for the purpose of performing such repairs. In performing any such repairs, Landlord shall use reasonable efforts to minimize interference with Tenant's business and to exercise such rights during non-business hours.

      (e) The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended Use.

      (f) Landlord acknowledges that Tenant will have one or more secure rooms in which no janitorial service will be provided by Landlord and which will only be accessible by Landlord in emergency situations or with specific advance approval by Tenant, which approval shall not be reasonably withheld or delayed.

      (g) Landlord agrees to make reasonable efforts to give advance notice of the timing of fire drills and to reasonably attempt to coordinate the timing of fire drills with Tenant at mutually convenient times.

      (h) Landlord will make reasonable efforts to provide advance notice (at least one full business day) to Tenant when it requires non-emergency access to the Premises.

7.03  QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease.

                                 ARTICLE EIGHT
                                  MAINTENANCE

8.01  LANDLORD'S MAINTENANCE

Subject to the provisions of Articles Four and Fourteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, Security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies which are Common Areas of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises, and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the gross negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.04.

8.02  TENANT'S MAINTENANCE

Subject to the provisions of Article Fourteen, and provided that Tenant shall not be responsible for the cost of performing any maintenance or repairs, whether to the Premises or to the Building, caused by the gross negligence of Landlord, its employees, agents, servants, licensees, subtenants, contractors or invitees (all of

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

which shall be at Landlord's sole cost), Tenant, at its expense, shall keep and maintain the interior, non-structural portions of the Premises and all Tenant Additions in good order, condition and repair subject to ordinary wear and tear, damage due to casualty and condemnation. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of good quality. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this
Section 8.02, Landlord may, in its sole discretion following such notice and cure period as specified in Section 11.01(ii), (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any reasonable and actual costs or expenses incurred by Landlord within thirty (30) days of demand.

                                  ARTICLE NINE
                          ALTERATIONS AND IMPROVEMENTS

9.01  TENANT ALTERATIONS

      (a) Except for completion of Tenant Work undertaken by Tenant pursuant to the Workletter, the following provisions shall apply to the completion of any Tenant Alterations:

          (1) Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be reasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors. All Tenant Alterations shall be completed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building's systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by
Landlord: architectural plans and specifications for work requiring a building permit, opinions from Landlord's engineers stating that the Tenant Alterations will not adversely affect the Building's systems, necessary permits and licenses, certificates of insurance and such other documents in such form as may be reasonably requested by Landlord. Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations. Notwithstanding the foregoing, Tenant shall have the right, without advance approval by Landlord, to make Alterations that cost less than $100,000 so long as such Alterations in no way involve the Building's structural, mechanical, electrical or HVAC systems nor the existing layout of hard walls nor require a permit within the Premises. Any such Alterations will require notice to Landlord and shall be conducted pursuant to prudent construction practices, and the Rules and Regulations established in this Lease.

          (2) Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. Upon Landlord's request following completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

          (3) Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

      (b) All Tenant Alterations or Additions, whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord upon expiration of this Lease, and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request. At the time of Landlord's approval of any Tenant Additions, Landlord agrees to specify which if any components of the Alterations or Additions it will require Tenant to remove upon the expiry of the Lease as described in Section 12.01 hereof and if Landlord does not so specify, Tenant shall not be required to remove such Alterations or Additions.

9.02  LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten
(10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, reasonably satisfactory to Landlord, bonding and/or removing from record title such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

                                  ARTICLE TEN
                           ASSIGNMENT AND SUBLETTING

10.01  ASSIGNMENT AND SUBLETTING


      (a) Without the prior written consent of Landlord, which consent shall not be unreasonably withheld nor delayed, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to

Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and, upon Landlord's request, financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within fifteen (15) days after receipt of Tenant's Notice (and all required information.

      (b) With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors that Landlord reasonably may deem relevant, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include, without limitation, the following:

          (i) the business reputation or creditworthiness of any proposed subtenant or assignee is not acceptable to Landlord; or

          (ii) in Landlord's reasonable judgment the proposed assignee or sublessee would diminish the value or reputation of the Building or Landlord, provided that assignees or subtenants of comparable reputation to tenants then leasing space in the Project shall be deemed acceptable; or

          (iii) any proposed assignee's or sublessee's use of the Premises would violate Section 7.01 of the Lease or would violate the provisions of any other leases of tenants in the Project; or

          (iv) the proposed sublessee or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant's request; or

          (v) the proposed sublessee or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.

      (c) Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee's assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant's obligation to obtain Landlord's consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.

      (d) Notwithstanding the foregoing, and expressly subject to the provisions of Section 10.04 with respect to the continuing liability of Tenant under this Lease following an assignment or sublease, Tenant may sublet or assign this Lease to an Affiliate without obtaining the prior written consent of Landlord provided that in the event of an assignment of this Lease to an Affiliate, such affiliate expressly assumes the obligations of Tenant under this Lease.

10.02  RECAPTURE

If Tenant proposes to sublease a portion of the Premises for all of the remaining Term other than to an Affiliate, Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture") the space proposed to be sublet effective as of the proposed commencement date of such sublease. If Tenant proposes to assign this Lease other than to an Affiliate, Landlord shall have the option to recapture the Premises effective as of the proposed commencement date of the assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly.

10.03  EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.

10.04  TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord's consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses (not to exceed $1,000 in any instance) incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee (other than an Affiliate), directly or indirectly without Landlord's express written consent, which may be withheld in Landlord's sole discretion.

10.05  ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument reasonably satisfactory to Landlord and furnished to Landlord. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will upon default by Tenant and if so requested by Landlord, attorn to Landlord.

                                 ARTICLE ELEVEN
                              DEFAULT AND REMEDIES

11.01  EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:

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

     (i) Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments when due and fails to cure such failure within five (5) business days after written notice of such failure from Landlord;

     (ii) Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant, provided that if the default reasonably requires more than thirty (30) days to cure, Tenant shall not be in default if it commences such cure within such thirty (30) day period and thereafter diligently proceeds to complete the cure;

     (iii) the interest of Tenant in this Lease is levied upon under execution or other legal process, and such levy is not discharged within ninety (90) days thereafter;

     (iv) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within ninety (90) days;

     (v) any assignment of Tenant's property is made for the benefit of creditors and such assignment is not discharged within ninety (90) days;

     (vi) a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within ninety (90) days; or

     (vii) upon the dissolution of Tenant.

11.02  LANDLORD'S REMEDIES

      (a) A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.02 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

      (b) With respect to a Default, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Any written notice required pursuant to Section 11.01 shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure Section 1161 if, at Landlord's sole discretion, it states Landlord's election that Tenant's right to possession is terminated after expiration of any period required by Law or any longer period required by Section 11.01. Upon the expiration of the period stated in Landlord's written notice of termination (and unless such notice provides an option to cure within such period and Tenant cures the Default within such period), Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination in writing of Tenant's right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord's removing or storing Tenant's personal property pursuant to this Section or Section 12.01, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:

          (1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

          (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

          (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

          (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, Landlord's unamortized costs of tenant improvements, leasing commissions and legal fees incurred in connection with entering into this Lease. The word "rent" as used in this Section 11.02 shall have the same meaning as the defined term Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, monthly storage space rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

      (c) Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Section 11.02(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's option to recapture pursuant to Section 10.02, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant's right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to
Section 11.02(b) above terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

      (d) The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, Subleases, sub tenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

      (e) No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 25.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.03  ATTORNEY'S FEES

In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

11.04  BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

      (a) In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

      (b) Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:

      The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

      (c) If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.

      For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

          (i) The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and

          (ii) Landlord has obtained consents or waivers from any third parties that may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

      (d) Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.

11.05  LANDLORD'S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In the event of an emergency Tenant may immediately perform work that is Landlord's responsibility, and notify the Landlord promptly after the work has been undertaken, however Tenant shall not be able to seek reimbursement from Landlord therefor except as specified in the next sentence. If Landlord fails to perform (or commence to perform in those instances where compliance requires more time) any of its obligations under this Lease and that failure continues for a period of more than 30 days (or in the case of emergencies, one (1) business day) after receipt of written notice from Tenant specifying that failure or in the event of an emergency requiring immediate attention, Tenant may incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and may bill Landlord therefore (but not offset against Rent or other amounts due to Landlord).

                                 ARTICLE TWELVE
                             SURRENDER OF PREMISES

12.01  IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good condition, ordinary wear and tear, and damage caused by Landlord, casualty, condemnation and latent defects excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures, including, subject to Section 6.04, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Additions, which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord, including any Tenant Additions containing Hazardous Materials. Landlord agrees to notify Tenant within fifteen (15) days of receipt of complete Construction Drawings for Tenant's initial Tenant Improvement Work (as defined in the Workletter) what if any portion of that Tenant Improvement Work Landlord will require Tenant to remove upon termination of the Lease. Landlord agrees not to require Tenant to remove any Additions that it did not specifically specify for removal at the time of its approval of such Additions, as described in Section 9.01 hereof. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings or Tenant Additions. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items to the extent Tenant is required to as described above, Landlord may (but shall not be obligated to), at Tenant's expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section.

12.02  LANDLORD'S RIGHTS

All property which may be removed from the Premises by Landlord following termination of this Lease and abandonment by Tenant shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section.

                               ARTICLE THIRTEEN
                                 HOLDING OVER

In the event that Tenant holds over in possession of the Premises after the Termination Date, Tenant shall pay Landlord 150% of the monthly Rent payable for the month immediately preceding the holding over (including increases for Rent Adjustments which Landlord may reasonably estimate. Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

                                ARTICLE FOURTEEN
                        DAMAGE BY FIRE OR OTHER CASUALTY

14.01  SUBSTANTIAL UNTENANTABILITY

      (a) If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage but in no event later than 60 days following such fire or other casualty, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable or if Tenant's access is materially impaired, or if Tenant's parking rights are materially reduced, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty
(20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.

      (b) Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Building's Common Areas and Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall proceed with reasonable diligence to complete such repairs and restoration; provided that, in any event, if Landlord fails to complete such repair and restoration within two hundred seventy (270) days after such damage occurred, then Tenant may terminate this Lease by giving Landlord written notice thereof.

      (c) Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

      (d) Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and made available for repair or restoration. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto, except to the extent caused by the gross negligence of Landlord, its contractors, agents or employees.

      (e) Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02  INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to substantially complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last twelve (12) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Tenant can eliminate the aforementioned right by Landlord to terminate in the last twelve (12) months of the Term if it officially extends the Term of the Lease as provided herein and legally documents the Term extension as required. Notwithstanding the aforesaid, Landlord's obligation to repair shall be limited in accordance with the provisions of Section 14.01 above.

14.03  RENT ABATEMENT

If all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.04  WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

                                ARTICLE FIFTEEN
                                EMINENT DOMAIN

15.01  TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and the Premises is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking is temporary (for less than six (6) months), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant's Rent shall continue unabated, or (iii) abate Tenant's Rent during such temporary taking, in which case Landlord is entitled to receive the entirety of any award attributable to the Premises. If the taking is longer than six (6) months, either Landlord or Tenant shall have the right to terminate this Lease.

15.02  TAKING OF PART

In the event a material part of the Building Common Areas or the Premises or any facility materially necessary to Tenant's access, or a material part of Tenant's parking is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and such taken parking is not replaced by Landlord, and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Proportionate Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete, tenantable, architectural and economically efficient unit. During the period Landlord is performing such repairs, improvements and alterations, all rent and charges will abate in direct proportion to Tenant's inability to reasonably conduct business in the Premises.

15.03  COMPENSATION

Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by tenant without any credit or allowance from Landlord so long as there is no diminution of landlord's award as a result.

                                ARTICLE SIXTEEN
                                   INSURANCE

16.01  TENANT'S INSURANCE

Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease, and such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Three Million and No/100 Dollars ($3,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) "All Risks" property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; and (d) in the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles.

16.02  FORM OF POLICIES

Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers' Compensation and Employers' Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and
(v) each policy of "All-Risks" property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.

16.03  LANDLORD'S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death, and property damage. Such insurance shall be for a combined single limit of not less than Three Million and No/100 Dollars ($3,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.04  WAIVER OF SUBROGATION

      (a) Landlord agrees that, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

      (b) Tenant agrees to include, if obtainable at no, or minimal, additional cost, and so long as the same is permitted under the laws of the State of California, in its "All Risks" insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or
(ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.

      (c) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant of the Real Property who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

      (d) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy that would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05  NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

                               ARTICLE SEVENTEEN
                         WAIVER OF CLAIMS AND INDEMNITY

17.01  WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to the person or property sustained by Tenant or any occupant of the Premises or the property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property except to the extent caused by the gross negligence or willful and wrongful act of any of the Indemnitees or a breach of any material provision of this Lease by Landlord. To the extent permitted by Law, except as otherwise provided in this Lease, Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents or profits as a result of such injury or damage, except to the extent caused by the intentional, gross negligence or willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any breach by Tenant of an obligation hereunder which is not cured within the notice and cure periods provided in this Lease, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse landlord within thirty (30) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage to the extent Landlord or a tenant has recovered part or the full amount of such damage from proceeds of insurance policies and/or the insurance company has waived its right of subrogation against Tenant.

17.02  INDEMNITY

Tenant agrees to indemnify, defend, protect and hold Landlord harmless from and against any and all injury, loss, damage, liability, costs or expenses (including, without limitation, attorneys fees, reasonable investigative and discovery costs), of whatever nature, to any person or property caused or claimed to be caused by or resulting from any negligent act or omission of Tenant or its agents, employees or contractors, or any breach of any representation or warranty made by Tenant hereunder. Landlord agrees to indemnify, defend, protect and hold Tenant harmless from and against any and all injury, loss, damage, liability, costs or expenses (including, without limitation, attorneys fees, reasonable investigation and discovery costs), of whatever nature, to any person or property caused or claimed to be caused by or resulting from any negligent act or omission of Landlord or its agents, employees or contractors, or any breach of any representation or warranty made by Landlord hereunder. With regard to property damage, the provisions of this Article are subject and subordinate to the provisions of Section 16.04.

                                ARTICLE EIGHTEEN
                             RULES AND REGULATIONS

18.01  RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit C attached hereto and with all reasonable, non-discriminatory modifications and additions thereto which Landlord may make from time to time.

18.02  ENFORCEMENT

Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit C or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Landlord shall use reasonable efforts to enforce the rules and regulations of the Project in a uniform and non-discriminatory manner.

                                ARTICLE NINETEEN
                           LANDLORD'S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon reasonable notice to Tenant, to display the Premises to prospective purchasers and lenders at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) subject to
Section 7.02, to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building;
(7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.

                                 ARTICLE TWENTY
                              ESTOPPEL CERTIFICATE

20.01  IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) if such is the case, that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that Tenant will give to the Mortgagee copies of all notices of default required to be given by Tenant to Landlord; and (viii) to any other information reasonably requested.

                              ARTICLE TWENTY-ONE
                                    OMITTED

                              ARTICLE TWENTY-TWO
                              REAL ESTATE BROKERS

Tenant represents that, except for the broker(s) listed in Section 1.01(16), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which Landlord's Broker listed in Section 1.01(16) is entitled in connection with this Lease pursuant to Landlord's written agreement with such broker. Landlord and Tenant agree that any commission payable to Tenant's Broker shall be paid by Landlord pursuant to a separate agreement between Landlord and Tenant's Broker.

                              ARTICLE TWENTY-THREE
                              MORTGAGEE PROTECTION

23.01  SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

Subject to the provisions hereof, this Lease is and shall be expressly subject and subordinate at all times to (i)any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be subject to any offset, defense, or damages arising out of a default of any obligations of any preceding Landlord This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request provided that, notwithstanding anything to the contrary herein, Tenant's agreement to subordinate its interest hereunder to any current or future mortgagee or lessor shall be subject to Tenant's receipt of a commercially reasonable nondisturbance agreement executed and acknowledged by such mortgagee or lessor in form reasonably acceptable to Tenant providing that so long as an Event of Default has not occurred with respect to Tenant, such Mortgagee or ground lessor shall rant Tenant nondisturbance and recognize Tenant's rights under this Lease. Landlord agrees to obtain such a nondisturbance agreement from the existing Mortgagee within thirty (30) days of the execution of this Lease by both parties.

23.02  MORTGAGEE PROTECTION

Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice of the address of such Mortgagee or ground lessor and Landlord's express written instruction to serve a copy of such notice upon such lessor or Mortgagee. Such lessor or Mortgagee shall have the right within the time period(s) afforded Landlord hereunder and commencing with their receipt of Tenant's written notice, to cure any such default(s) of Landlord.

                              ARTICLE TWENTY-FOUR
                                    NOTICES

      (a) All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

      (b) All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.01(2) and (3).

      (c) Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

      (d) By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

                              ARTICLE TWENTY-FIVE
                                 MISCELLANEOUS

25.01  LATE CHARGES

       (a) All payments required hereunder (other than the Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits, which shall be due as hereinbefore provided) to Landlord shall be paid within ten (10) days after Landlord's demand therefor. All such amounts (including Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits) not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.

       (b) In the event Tenant is more than ten (10) days late in paying any installment of Rent due under this Lease at least three times in any 12-month period, Tenant shall pay Landlord a late charge equal to five percent (5%) of the third and any subsequent delinquent installment(s) of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, (b) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph
(a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

       (c) Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant or Landlord under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent either party from exercising any right or remedy available upon any such failure to pay Rent or other sums when due, including the right to terminate this Lease.

25.02  NO JURY TRIAL; VENUE; JURISDICTION

Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

25.03  NONDISCRIMINATION

The parties agree for themselves and their heirs, executors, administrators, successors and assigns and all persons claiming under or through them, and this Lease is made and accepted upon and subject to the following conditions: that there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry (whether in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises or otherwise) nor shall either party or any person claiming under or through either party establish or permit any such practice or practices of discrimination or segregation with reference to the use or occupancy of the Premises.

25.04  OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises.

25.05  TENANT AUTHORITY

Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Each party may request that the other provide evidence of such authority.

25.06  ENTIRE AGREEMENT

This Lease, the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

25.07  MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE [intentionally deleted]

25.08  EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation under this Lease shall only be enforced against Landlord's equity interest in the Property and in no event against any other assets of the Landlord, or Landlord's officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

25.09  ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.

25.10  LANDLORD'S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer (provided that such transferee shall assume all of Landlord's obligations hereunder by written agreement for Tenant's benefit and in a commercially-reasonable form), and any remaining liability of

Landlord with respect to this Lease shall be limited to the dollar amount specified in Section 25.08 and Tenant shall not be entitled to any judgment in excess of such amount.

25.11  BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

25.12  CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

25.13  TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term "including" or "includes" is used in this Lease, it shall have the same meaning as if followed by the phrase "but not limited to". The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

25.14  ABANDONMENT [intentionally deleted]

25.15  LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter, and such failure continues following notice and the applicable cure period specified in Section 11.01(ii), Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant and all reasonable and actual sums expended by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

25.16  SECURITY

Landlord shall provide Tenant with a description of the security system which is currently in place and Landlord shall contract for an independent security company to provide security guard patrol during normal business hours and evening hours during which Tenant is open for business. However, in no event shall Landlord be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

25.17  NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.

25.18  RECORDATION

Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Each party agrees to execute and acknowledge, at the request of either party, a memorandum of this Lease, in recordable form, and in a form reasonably acceptable to Tenant, to include, without limitation, recitation of Tenant's extension and expansion options hereunder.

25.19  SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of the parties under this Lease to indemnify, protect, defend and hold each other harmless shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

25.20  RIDERS

All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in
Section 1.01(4) hereof.

TENANT:                                 LANDLORD:

NORTHPOINT COMMUNICATIONS, INC.,        EMERY STATION ASSOCIATES, LLC,
a DELAWARE corporation                  a California limited liability company


By: /s/ TIMOTHY M. MONAHAN              By: /s/ RICHARD K. ROBBINS
    ----------------------------------     -------------------------------------
                                           Richard K. Robbins, Managing Member
Print Name:  Timothy M. Monahan
            --------------------------
Its: Vice President Finance & Planning
     ---------------------------------

                                   EXHIBIT B
                              WORKLETTER AGREEMENT

     This Workletter Agreement ("Workletter") is attached to and a part of a
certain Office Lease dated as of       , 199     executed concurrently herewith
                                 ------     ----
by Emery Station Associates, LLC, a California limited liability company, as Landlord, and NorthPoint Communications, Inc, a Delaware corporation, as Tenant, for the Premises as described therein (the "Lease").

     1.  Defined Terms. Capitalized terms used in this Workletter shall have the
         -------------
same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. For purposes of this Workletter the following capitalized terms have the following meanings:

          1.1. "Design Documents" means the layout plans and specifications for the real property improvements to be constructed by Tenant in the Premises which are the final product of the preliminary space planning and which include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease, all in sufficient detail for Landlord's review;

          1.2 "Construction Drawings" means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Tenant in the Premises in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease;

          1.3 "Tenant Improvements" means all real property improvements to be constructed by Tenant as shown on the Construction Drawings, as they may be modified as provided herein;

          1.4 "Tenant Improvement Allowance" means an amount not in excess of the product of thirty-five ($35.00) dollars multiplied by the total rentable square footage of the Premises, as described in the Lease, to be paid by Landlord on account of all construction costs, space planning and design fees, architecture and engineering fees, permit fees and construction management fees incurred by Tenant in designing and constructing the Tenant Improvements.

          1.5 "Landlord Work" means the construction and installation of any work that Landlord has agreed to perform prior to the delivery of the Premises to Tenant for construction of the Tenant Improvements. The Landlord Work, if any, is set forth on Schedule 1 that is attached to this Workletter.

     2.   Development of Plans
          --------------------

          2.1  Approval of Architect and Contractor. Tenant's architect,
               ------------------------------------
contractor, major suppliers and major subcontractors shall each be subject to the reasonable approval of Landlord. Landlord may request information about these entities, including financial information and a summary of representative projects. If Landlord does not approve the architect, contractor, any major subcontractor or major supplier, the parties shall negotiate in good faith to select another architect, contractor, subcontractor or materials supplier mutually acceptable to the parties. Landlord shall be entitled to withhold its approval of any entity or person, who, in Landlord's reasonable determination, is financially or otherwise professionally unqualified to design or construct the Tenant Improvements. Notwithstanding the foregoing, Landlord's approval of any architect, contractor, subcontractor or materials supplier shall not constitute Landlord's representation or warranty that any such architect, contractor, subcontractor or supplier is in fact qualified to perform the Tenant Improvements.

          2.2  Design Documents. Prior to Tenant's commencement of the
               ----------------
construction of the Tenant Improvements, Tenant shall prepare the Design Documents and deliver them to Landlord. Within five (5) business days following delivery of the Design Documents, Landlord shall approve the Design Documents or deliver to Tenant written notice of their disapproval which shall specify the changes that must be made to the Design Documents as a condition of Landlord's approval. Within five (5) business days following receipt of Landlord's notice of disapproval, Tenant shall deliver a revised set of Design Documents to Landlord which shall incorporate the changes specified in Landlord's notice of disapproval. Landlord's failure to specify any such changes during that five (5) business day period shall be conclusively deemed Landlord's approval of the Design Documents. Notwithstanding the foregoing, Landlord agrees that it Shall not disapprove any portion of the Design Documents or any change thereto required by any applicable governmental agency or which is consistent in all material respects with the description of the Premises set forth in the space plan attached to the Lease.

          2.3  Construction Drawings. As soon as the Design Documents are
               ---------------------
approved by Landlord, Tenant shall prepare the Construction Drawings that are consistent with and logical evolutions of the Design Documents and the Schedule of Values. The Construction Drawings and Schedule of Values shall be delivered to Landlord for approval. If Landlord does not approve the Construction Drawings and/or the Schedule of Values, Landlord shall deliver to Tenant, as soon as reasonably possible but within three (3) business days following receipt thereof, written notice of such disapproval. The notice shall specify the changes that must be made to the Construction Drawings and/or the Schedule of Values as a condition for obtaining Landlord's approval. Within three (3) business days following receipt of Landlord's notice of disapproval, Tenant shall deliver a revised set of Construction Drawings and/or Schedule of Values to Landlord, which incorporate the changes specified in Landlord's notice of disapproval. Landlord's failure to specify any such changes during its three (3) business day review period shall be conclusively deemed Landlord's approval of the Construction Drawings. Notwithstanding the foregoing, Landlord agrees that it shall not disapprove any portion of the Construction Drawings or any change thereto required by any applicable governmental agency; or which is consistent in all material respects with the description of the Premises set forth in the Design Documents previously approved by Landlord. Landlord and Tenant shall each sign a copy of the approved Construction Drawings and Schedule of Values.

          2.4  Landlord's Approval. If the Construction Drawings conform to the
               -------------------
Design Documents and this Workletter, Landlord's approval shall not be unreasonably withheld. If the Construction Drawings show work requiring a modification or change to the shell of the Building, Landlord shall not be deemed unreasonable if Landlord disapproves such Construction Drawings or if Landlord conditions its consent to such Construction Drawings upon Tenant's paying to Landlord, prior to the commencement of construction, the full cost of modifying or changing the shell of the Building. In any event, any disapproval of any work or plans by Landlord shall be accompanied by a written statement of the proposed item, the reason(s) for disapproval, and the specific changes required to make the item acceptable. Landlord may, at Landlord's option, have the Design Documents or the Construction Drawings reviewed by Landlord's architect, engineer and/or construction manager; provided, however, that any such review shall be performed within the time periods set forth above for Landlord's review of the Design Documents and the Construction Drawings. In no event shall the approval by Landlord (or Landlord's architect, engineer or construction manager) of the Design Documents or the Construction Drawings constitute a representation or warranty by Landlord (or Landlord's architect, engineer or construction manager) of: (i) their accuracy, sufficiency or completeness for their intended purpose; (ii) the absence of design defects or construction flaws; or (iii) their compliance with applicable laws. Tenant agrees that Landlord (and Landlord's architect, engineer and construction manager) shall incur no liability by reason of its approval or disapproval of any item.

          2.5  Compliance with Laws. Tenant covenants, agrees, represents and
               --------------------
warrants that the Design Documents and Construction Drawings (i) shall be in a form satisfactory for filing with appropriate governmental authorities and (ii) shall conform to all applicable codes, rules, regulations and ordinances of all governing authorities, including all building codes and the ADA.

          2.6  Charges. No material changes shall be made to the Design
               -------
Documents or the Construction Drawings without the prior written consent of Landlord and Tenant. All change orders requested by Tenant shall be made in writing and shall specify any added or reduced cost resulting therefrom. Any change proposed by Tenant shall be approved or disapproved by Landlord (and Landlord's approval shall not been unreasonably withheld or conditioned) within three (3) business days following Landlord's receipt of detailed information pertaining to the proposed change. Landlord's failure to disapprove any proposed change within three (3) business days shall be deemed Landlord's approval thereof.

     3.   Construction of Tenant Improvements
          -----------------------------------

          3.1  Permits and Approvals. Tenant shall submit the Construction
               ---------------------
Drawings to all appropriate governmental agencies for approval and shall not commence construction or installation of the Tenant Improvements unless and until Tenant has obtained all necessary permits and approvals and has delivered copies of these documents to Landlord.

          3.2  Commencement and Completion of Construction. Following Tenant's
               -------------------------------------------
satisfaction of all of the requirements of Section 2 above and this Section 3, Tenant shall commence construction and installation of the Tenant Improvements in accordance with the Construction Drawings and shall pursue the same diligently to completion. Tenant covenants to give Landlord at least ten (10) days' prior written notice of its commencement of construction or delivery of materials to the Premises to enable Landlord to post a notice of nonresponsibility respecting the Tenant Improvements.

          3.3  Building Systems. Except as permitted by the approved Design
               ----------------
Documents or Construction Drawings, in no event shall Tenant interfere with the provision of heating, plumbing, electrical or mechanical system services to the Building, make any structural changes to the Building, make any changes to the heating, plumbing, electrical or mechanical systems of the Building, or make any changes to the Premises which would weaken or impair the structural integrity of the Building, alter the aesthetic appearance of the Building exterior, or which, would affect any warranties applicable to the Building or any improvements constructed or installed by Landlord therein, without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. If Tenant performs work that pertains to the structure of the building or the building's systems, Landlord may require Tenant to engage Landlord's structural engineer to design, supervise and monitor any construction work affecting either the Building systems or the structure of the Building.

          3.4  Inspections. Landlord and its officers, agents or employees shall
               -----------
have the right at all reasonable times to enter upon the Premises and inspect the Tenant Improvements and to determine that the same are in conformity with the Construction Drawings and all of the requirements of this Workletter. Tenant acknowledges, however, that Landlord is under no obligation to supervise, inspect or inform Tenant of the progress of construction and Tenant agrees that it shall not rely upon Landlord to perform any of these activities. Neither the inspection rights granted to Landlord in this Workletter, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require that the construction and installation of the Tenant Improvements conform with this Workletter, the Construction Drawings and all requirements of applicable law.

          3.5  Walk-Through of Tenant Improvements. Within two (2) business days
               -----------------------------------
following the completion of the Tenant Improvements, Tenant shall notify Landlord and shall provide Landlord an opportunity to inspect the Tenant Improvements. Within three (3) business days following Tenant's notice, Landlord (or its representative) shall (accompanied by Tenant or its representative) walk-through and inspect Tenant's work on the Tenant Improvements and shall either approve Tenant's work or advise Tenant in writing of any defects or uncompleted items that do not substantially conform to the Construction Drawings. Tenant shall promptly repair such defects or uncompleted items to Landlord's reasonable satisfaction. Landlord's approval of the Tenant Improvements, or Landlord's failure to advise Tenant of any defects or uncompleted items in the Tenant Improvements, shall not relieve Tenant of responsibility for constructing and installing the Tenant Improvements in accordance with the Construction Drawings, this Workletter and all applicable laws.

          3.6  Final Documents. Following completion of the Tenant Improvements,
               ---------------
Tenant shall (a) obtain and deliver to Landlord a copy of the Final Certificate of Occupancy for the Tenant Improvements from the governmental agency or agencies having jurisdiction thereof; (b) promptly cause a notice of completion to be validly recorded for the Tenant Improvements; (c) furnish Landlord with unconditional waivers of lien in statutory form from all parties performing labor and/or supplying equipment and/or materials in connection with the Tenant Improvements, including Tenant's architect(s); (d) deliver to Landlord a certificate of Tenant's architect(s) certifying completion of the Tenant Improvements in substantial accordance with the Construction Drawings; (e) deliver to Landlord a full set of reproducible as-built drawings (signed and dated by the contractor and each responsible subcontractor) for the Tenant Improvements; and (f) Tenant shall deliver to Landlord copies of all written construction and equipment warranties and manuals received by Tenant related to the Tenant Improvements.

     4.   Payment of Costs of Tenant Improvements
          ---------------------------------------

          4.1  Tenant's Cost. Any cost incurred in the design or construction of
               -------------
the Tenant Improvements in excess of the Tenant Improvement Allowance shall be borne by Tenant in accordance with the terms and conditions set forth below. The costs of the Tenant Improvements shall include the following items:

          (a) The costs of the architect, contractor, suppliers and subcontractors and any other consultants retained by Tenant in connection with the preparation of Design Documents and Constructions Drawings, including, engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

          (b) All costs of obtaining from the City of Emeryville and any other governmental authority, approvals, building permits and occupancy permits, if any;

          (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

          (d) All costs of procuring, installing and constructing the Tenant Improvements; and

          (e) All costs of designing, procuring, constructing and installing Tenant Improvements in compliance with all applicable laws, including with all building codes and the ADA.

In no event shall the Tenant Improvement Allowance be used to pay any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing, or other personal property to be used in the Premises by Tenant, which cost shall be paid by Tenant.

         4.2  Procedure for Disbursement of the Tenant Improvement Allowance.
              --------------------------------------------------------------
On or before the twenty-fifth (25th) day of each calendar month during the construction of the Tenant Improvements, but in no event more frequently than once every thirty (30) days, Tenant shall deliver to Landlord such invoices marked paid and Landlord shall pay within thirty (30) days after receipt of such invoice each amount invoiced by Tenant's architect or Tenant's contractor. Following substantial completion of the Tenant Improvements and prior to Landlord's final disbursement of the Tenant Improvement Allowance, Tenant shall have submitted to Landlord a cost breakdown of Tenant's final and total construction costs incurred in connection with the Tenant Improvements, together with receipted invoices showing evidence of full payment therefor; and (b) the Lease shall be in full force and effect and there shall exist no event of default under the Lease or this Workletter.

     5.  Rent Commencement Date. Until the date specified in the Lease as
         ----------------------
the Rent Commencement Date, the entry by Tenant to perform Tenant Improvements shall be without payment of Base Monthly Rent or Rent Adjustments, but, from and after the Delivery Date, such entry and all acts in connection with it are subject to and governed by all other provisions of the Lease, including without limitation, Tenant's indemnification and insurance obligations.

     As provided in the Lease, the Rent Commencement Date shall be delayed on a day-for-day basis by each day of delay attributable to Landlord Delay or Force Majeure. The term "Landlord Delay" as used in this Agreement shall include any delay in construction of the Tenant Improvements because of any act or omission by Landlord, its agents, employees, contractors or other representatives, including any: (1) delay attributable to changes in or additions to the approved Design Documents or to the approved Construction Drawings requested by Landlord;
(2) delay attributable to the postponement of the design, permitting or construction of the Tenant Improvements at the request of Landlord; (3) delay by Landlord in the submission of information (including any plans or drawings) or the giving of authorizations or approvals within the time limits set forth in this Agreement; (4) delay attributable to the failure of Landlord to pay, when due, any amounts required to be paid by Landlord pursuant to this Agreement; (5) delay attributable to the acts or failures to act, whether willful, negligent or otherwise, of Landlord, its agents or contractors, where such acts or failures to act delay the Substantial Completion of the Landlord's Work or the Tenant Improvements beyond the Projected Commencement Date; (6) unreasonable delay caused by the failure of the Building to comply with all Laws; or (7) delay caused by Landlord's failure to allow Tenant uninterrupted access to the Building to commence and thereafter perform construction of the Tenant Improvements.

    6.   General Requirements for Construction
         -------------------------------------

         6.1  Tenant's Obligation to Construct. Tenant shall construct and
              --------------------------------
install the Tenant Improvements in a good and workmanlike manner in accordance with the Construction Drawings, this Workletter and all applicable laws. Tenant shall be solely responsible for the payment of all cost and expenses related to the construction and installation of the Tenant Improvements, subject to reimbursement by Landlord as provided for in this Workletter.

         6.2  Tenant's Access to the Premises. Tenant shall coordinate with the
              -------------------------------
Building's project manager for access to the Premises and the scheduling of construction work. Tenant shall exercise due diligence and best efforts to ensure that Tenant's construction and installation of the Tenant Improvements does not unreasonably interfere with the use and enjoyment of other tenants of the Building or the Project or with the contractors and subcontractors of Landlord or other tenants that are working in the Building or the Project. Landlord shall use commercially reasonable efforts to accommodate Tenant's scheduling of deliveries and construction activities.

         6.3  Coordination of Construction Activities. If any shutdown of
              ---------------------------------------
plumbing, electrical or air conditioning equipment of the Building becomes necessary during the course of construction of the Tenant Improvements, Tenant shall notify Landlord and Landlord and Tenant shall agree upon when, and upon what conditions, such shutdown may be made in order to cause the least disruption to other tenants in the Building. Any damage to the Building or the Project caused by Tenant or its contractor or subcontractors in connection with the construction of the Tenant Improvements shall be immediately repaired at Tenant's sole cost and expense.

          6.4  Protection against Lien Claims. Tenant agrees to fully pay and
               ------------------------------
discharge all claims for labor done and materials and services furnished in connection with the construction of the Tenant improvements, to diligently file or procure the filing of a valid notice of completion within ten (10) days following completion of construction of the Tenant Improvements, to diligently file or procure the filing of a notice of cessation upon any cessation of labor on the Tenant Improvements for a continuous period of thirty (30) days or more, and to take all reasonable steps to forestall the assertion of claims of lien against the Premises, the Building or the Project. Upon the request of Landlord, Tenant shall provide Landlord with satisfactory evidence of the release or removal (including removal by appropriate surety bond) of all liens recorded against the Premises, the Project, or any portion thereof, and all stop notices received by Tenant.

     7.   Insurance
          ---------

          7.1  Tenant's Required Insurance Coverage. At least five (5) days
               ------------------------------------
prior to the date Tenant commences construction of the Tenant Improvements, Tenant shall submit to Landlord evidence of (i) the insurance coverage required under Article 16 of the Lease; and (ii) broad form "Builder's Risk" property damage insurance with limits of not less than one hundred percent (100%) of the estimated value of the Tenant Improvements. All such policies shall provide that thirty (30) days' written notice must be given to Landlord prior to termination or cancellation. The insurance policies shall name Landlord and Landlord's property manager as additional insureds and shall provide that Landlord, although an additional insured, may recover for any loss suffered by Landlord or Landlord's agents by reason of the negligence of Tenant or Tenant's contractors, subcontractors and/or employees.

          7.2  Other Insurance Coverage. At least five (5) business days prior
               ------------------------
to the date Tenant commences construction of the Tenant Improvements, Tenant shall deliver to Landlord certificates of insurance from the carrier(s) providing insurance to Tenant's evidencing the following types of coverage in such amounts as are reasonably determined by Landlord to be commercially reasonable for the construction of the Tenant Improvements: (i) commercial general liability insurance; (ii) workers' compensation insurance; and (iii) umbrella liability insurance. The insurance specified in (I) and (iii) above shall name Landlord and Landlord's property manager as additional insureds, and all such policies shall provide that thirty (30) days' written notice must be given to Landlord prior to termination or cancellation.

          7.3  Waivers of Claims against Landlord. Tenant waives, and Tenant
               ----------------------------------
shall use reasonable efforts to cause each of its contractors, suppliers and subcontractors to waive, all rights to recover against Landlord and its agents, contractors and employees for any loss or damage arising from a cause covered by insurance required to be carried by Tenant hereunder and shall use reasonable efforts to cause each respective insurer to waive all rights of subrogation against Landlord and its agents, contractors and employees in connection therewith to the same extent.

     8.   Default and Remedies
          --------------------

          8.1  Defaults. Each of the following events shall constitute an event
               --------
of default ("Default") under this Workletter:

          (a) Failure by Tenant to commence and/or complete construction and installation of the Tenant Improvements in accordance with the terms and conditions set forth in this Workletter or the failure by Tenant to comply with any of the covenants, provisions or conditions of this Workletter which failure is not corrected by Tenant within thirty (30) days after notice from Landlord (or if the failure is such that it cannot reasonably be corrected within said thirty (30) day period, the correction of such failure is not initiated by Tenant within said thirty (30) day period and thereafter prosecuted diligently to completion);

          (b) Material deviations in construction from the Construction Drawings without the approval of Landlord, the appearance of defective workmanship or materials in the construction of the Tenant Improvements which are not corrected by Tenant within thirty (30) days after notice from Landlord (or if the defect is such that it cannot reasonably be corrected within said thirty (30) day period, the correction of such defect is not initiated by Tenant within said thirty (30) day period and thereafter prosecuted diligently to completion); and

          (c) The Default by Tenant of any material provision of the Lease, which remains uncured following written notice and the cure period(s) specified in the Lease, as provided in Article 11.

          8.2  Remedies. In the event of a Default by Tenant under this
               --------
Workletter, Landlord shall thereafter have no further obligation to disburse any portion of the Tenant Improvement Allowance unless and until such Default is cured. Any such Default shall be a default under the Lease and shall entitle Landlord to exercise all remedies set forth in the Lease.

     9.  Force and Effect. The terms and conditions of this Workletter
         ----------------
supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Workletter and the Lease as to the specific matters that are the subject of this Workletter, the terms and conditions of this Workletter shall control.

     10.  Miscellaneous. Except as otherwise specifically provided in this
          -------------
Agreement, Landlord shall not receive any fee or charge for supervision, profit, overhead, administration or general conditions in connection with the design or construction of the Tenant Improvements. Neither Tenant nor its contractors shall be charged for reasonable use of the parking areas or for the use of electricity, water, HVAC, building standard security, elevators and/or hoists during the construction of the Tenant Improvements, provided that Landlord shall not be required to provide HVAC during the construction of the Tenant Improvements and Tenant's contractors shall be responsible for protecting and cleaning the elevators they use.

     IN WITNESS WHEREOF, the parties hereto have executed this Workletter as of the date first set forth in the Lease.

TENANT:                                 LANDLORD:


Northpoint Communications, Inc.,        EMERY STATION ASSOCIATES, LLC,
a Delaware corporation                  a California limited liability company


By: /s/ TIMOTHY M. MONAHAN              By: /s/ RICHARD K. ROBBINS
    ----------------------------------     -------------------------------------
                                           Richard K. Robbins, Managing Member
Print Name:  Timothy M. Monahan
            --------------------------
Its: Vice President Finance & Planning
     ---------------------------------


By:
    ----------------------------------
Print Name:
            --------------------------
Its:
     ---------------------------------

                                  SCHEDULE 1
                                LANDLORD'S WORK


ARCHITECTURAL
-------------

* Common Areas will be completed by Landlord. These include exterior courtyard landscaping, the main lobby, Wintergarden and aerobics room at the ground level.

* Bathrooms will be completed on all floors (one in each wing on the big floors and one central bathroom on the 5th floor). Water fountains are adjacent to each bathroom.

* Common elevator lobbies will be completed on multi-tenant floors (e.g. 2nd and 4th floors); the elevator lobby on the 5th floor will be private to Tenant and can be designed by them. All elevator cabs are by Landlord.

* Terraces are finished by Landlord. The base building includes access doors to the terraces in certain locations; additional doors can be added by Tenant. Ramps to these doors inside the Premises (where required by code) shall be part of Tenant work.

* Landlord encloses the exterior (i.e. with brick panels and glass windows, which are operable on the north and east sides). Interior framing/sheet rocking and insulation of the perimeter wall and columns of the Premises plus window miniblinds shall be part of Tenant Work. Landlord has agreed to allow Tenant to install miniblinds in the building-standard color/material WITHOUT the perforations.

ELECTRICAL/TELEPHONE/SECURITY
-----------------------------

* Main electrical service enters the building at the main electrical room at grade on the southwest corner. From there, bus ducts supply individual electrical rooms in each wing (plus the central electrical room on the 5th floor). The electrical room on the 4th floor south and on the 5th floor will not be shared with tenants other than Tenant.

* The Building's main telecom room is at grade immediately north of the east lobby. It connects via two 4" conduits to the Pacbell vault out in Peladeau street. Landlord has installed conduit from the main telecom room up to the central telephone room on each floor.

* Landlord's security system secures the project perimeter plus all primary access points and the wing elevators. Security from the suite door(s) and inside the Premises is Tenant's responsibility.

PLUMBING
--------

* Main domestic water and waste risers serve each floor and can be connected to for Tenant kitchenettes, etc.

* A live fire sprinkler system is provided in a base building configuration.

HVAC
----

* A central chiller and cooling tower are provided by Landlord, as is the boiler system for heat. Three individual fan rooms supply three separate, fully-installed HVAC supply loops per large floor; the 5th floor has a single supply loop. Distribution off the loops is Tenant's TI responsibility.

* Condenser water stubs exist at each floor. Landlord can supply affordable condenser water to Tenant for certain above-standard HVAC needs.

                                   EXHIBIT C
                             RULES AND REGULATIONS

1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises and if the Premises are situated on the ground floor of the Project, Tenant shall further, at Tenant's own expense, keep the sidewalks and curb directly in front of the Premises clean and free from rubbish.

2. No awning or other projection shall be attached to the outside walls or windows of the Project without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All lighting fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord.

3. No sign, advertisement, notice, lettering, decoration or other thing shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or of the Project, without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills or in the public portions of the Project.

5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Project, nor placed in public portions thereof without the prior written consent of Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

7. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Project. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

8. No animal or bird of any kind shall be brought into or kept in or about the Premises or the Project, except seeing-eye dogs or other seeing-eye animals, including seeing-eye mammals and seeing-eye geese. Tenant shall be allowed to have fish in aquariums so long as such aquariums are sufficiently earthquake-secure and do not overload the structural capacity of the Building floor.

9.   Intentionally omitted.

10. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Project, or neighboring buildings or premises, or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways.

11. Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance. UPS batteries, when installed and maintained in safe and code-compliant manner, are allowed.

12. Without Landlord's reasonable approval, which will not be withheld nor delayed, no additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture, construction material, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon two-inch thick plank strips to distribute the weight. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Building Manager and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Project and to exclude from the Project all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. Tenant shall not purchase spring water, towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider consistent with security and proper operation of the Project.

15. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Project which, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as a first class building for offices and/or commercial services and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

16. Landlord reserves the right to exclude from the Project between the hours of 6:00 p.m. and 8:00 a.m. Monday through Friday, after 1:00 p.m. on Saturdays and at all hours Sundays and legal holidays, all persons who do not present a pass to the Project issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Project who possess a pass issued to Tenant.

17. Tenant's contractors shall, while in the Premises or elsewhere in the Project, be subject to and under the control and direction of the Building Manager (but not as agent or servant of said Building Manager or of Landlord).

18. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

19. The requirements of Tenant will be attended to only upon application at the Office of the Project. Project personnel shall not perform any work or do anything outside of their regular duties unless under special instructions from the office of the Landlord.

20. Canvassing, soliciting and peddling in the Project are prohibited and Tenant shall cooperate to prevent the same.

21. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord, not to be unreasonably withheld. Small, portable air conditioning units are allowed for temporary needs.

22. There shall not be used in any premises, or in the public halls, plaza areas, lobbies, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and sideguards.

23. Tenant, Tenant's agents, servants, employees, contractors, licensees, or visitors shall not park any vehicles in any driveways, service entrances, or areas posted "No Parking" and shall comply with any other parking restrictions imposed by Landlord from time to time.

24. Tenant shall install and maintain, at Tenant's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the Premises.

25.  Intentionally omitted.

26. Tenant shall not use the name of the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises, nor shall Tenant use any picture of the Project in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

27. Tenant shall not prepare any food nor do any cooking, operate or conduct any restaurant, luncheonette or cafeteria for third parties not associated with its business. No odors of cooking or other processes may emanate from the Premises.

28. The Premises shall not be used as an employment agency, a public stenographer or typist, a labor union office, a physician's or dentist's office, a dance or music studio, a school, a beauty salon, or barber shop, the business of photographic, multilith or multigraph reproductions or offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods, an establishment for preparing, dispensing or consumption of food or beverages of any kind in any manner whatsoever, or news or cigar stand, or a radio, television or recording studio, theatre or exhibition-hall, or manufacturing, or the storage or sale of merchandise, goods, services or property of any kind at wholesale, retail or auction, or for lodging, sleeping or for any immoral purposes.

29. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not install any machine or equipment which causes noise, heat, cold or vibration to be transmitted to the structure of the building in which the Premises are located without Landlord's prior written consent, which consent may be conditioned on such terms as Landlord may require. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot that such floor was designed to carry and which is allowed by Law.

30. Tenant shall not bring any Hazardous Materials onto the Premises except for those that are in general commercial use and are incidental to Tenant's business office operations and only in quantities suitable for immediate use.

31. Tenant shall not store any vehicle within the parking area. Tenant's parking rights are limited to the use of parking spaces for short-term parking, of up to twenty-four (24) hours, of vehicles utilized in the normal and regular daily travel to and from the Project. Tenants who wish to park a vehicle for longer than a 24-hour period shall notify the Building Manager for the Project and consent to such long-term parking may be granted for periods up to two (2) weeks. Any motor vehicles parked without the prior written consent of the Building Manager for the Project for longer than a 24-hour period shall be deemed stored in violation of this rule and regulation and shall be towed away and stored at the owner's expense or disposed of as provided by Law.

32. Smoking is prohibited in the Premises, the Building and all enclosed Common Areas of the Project, including all lobbies, all hallways, all elevators and all lavatories.

                                    RIDER 1
                          COMMENCEMENT DATE AGREEMENT

                         , a                           ("Landlord"), and
-------------------------    -------------------------
                         , a                           ("Tenant"), have entered,
-------------------------    -------------------------
into a certain Office Lease dated as of   , 199       (the "Lease").
                                        --     ------

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.02(b) of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:

     1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

     2.  The Commencement Date (as defined in the Lease) is                   .
                                                            ------------------
     3.  The Expiration Date (as defined in the Lease) of the Lease is        .
                                                                       -------
     4.  Tenant hereby confirms the following:

         (a) That it has accepted possession of the premises pursuant to the terms of the Lease;

         (b) That the Landlord Work is Substantially Complete; and

         (c) That the Lease is in full force and effect.

     5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

     6. The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:                                 LANDLORD:

-------------------------------------   --------------------------------------
a                                       a
  -----------------------------------     ------------------------------------

By:                                     By:
    ----------------------------------      ----------------------------------
Print Name:                             Print Name:
            --------------------------              --------------------------
Its:                                    Its:
     ---------------------------------       ---------------------------------

                           ADDENDUM TO OFFICE LEASE

     This Addendum to Office Lease is attached to and forms a part of that certain Office Lease by and between Emery Station Associates, LLC ("Landlord") and NorthPoint Communications Inc. ("Tenant") for premises located in the building located at 5858 Horton, Emeryville, California. Words and terms that are defined in the Lease shall have the same meaning in this Addendum as the meaning provided in the Lease. In the event of any inconsistency between the terms of this Addendum and the Lease, the terms of this Addendum shall control.

     1.   Expansion Option
          ----------------

          (a) Subject to the expansion rights of Ask Jeeves, Inc., Tenant may lease additional space on the fourth floor of the Project ("4th Floor Expansion Option Space") under the following terms and conditions. Landlord shall provide Tenant with notice if Ask Jeeves, Inc. does not exercise its expansion option(s) ("Expansion Notice"). Tenant shall have a period of fifteen (15) days after receipt of the Expansion Notice to notify Landlord of its election to lease the 4th Floor Expansion Option Space ("Expansion Option")

          (b) If Tenant properly exercises its Expansion Option:

              1. Landlord shall deliver for lease to Tenant the 4th Floor Expansion Space for a term commencing on the date of Substantial Completion of the space if the tenant improvements are constructed by Landlord and 90 days after delivery of the space to Tenant if the tenant improvements are constructed by Tenant and expiring on the Expiration Date of this Lease.

              2. The Base Monthly Rent for the 4th Floor Expansion Space shall be determined in accordance with the schedule of Base Monthly Rent set forth in the Basic Lease Information. The Base Year for the 4th Floor Expansion Space shall be the year such space is incorporated into the Premises.

              3. Landlord will provide an allowance of $35.00 per rentable square foot and, the tenant improvements will be constructed in such expansion space in accordance with the construction procedures established by and the terms and conditions of the Work Letter.

          (c) Landlord shall prepare an amendment to this Lease to reflect changes in the Premises, Monthly Base Rent, Tenant's Share, the number of parking spaces allocated to Tenant, the Security Deposit and other appropriate terms. A copy of the amendment shall be sent to Tenant within a reasonable time after exercise of the Expansion Option and shall be executed by Tenant and returned to Landlord for its execution. Upon delivery to Tenant of the 4th Floor Expansion Option Space, it shall be considered Premises, subject to all terms and conditions of this Lease.

          (d) This Expansion Option is personal to Tenant and may not be transferred or assigned in connection with an assignment or sublease of the Premises except to an Affiliate of Tenant. Further, Tenant may not exercise this Expansion Option if it enters into subleases for more than 10,000 square feet of Rentable Area of the Premises to entities other than an Affiliate.

          (e) Notwithstanding anything to the contrary contained, herein, the Expansion Option shall terminate at Landlord's option and upon notice to Tenant, and shall be of no further force and effect, whether or not Tenant has timely exercised such option if a material, monetary Default exists at the time of exercise of the Expansion Option or at the time of its commencement, provided that Landlord previously has given Tenant notice and an opportunity to cure such Default as required by the Lease.

          2.   Option to Extend.
               -----------------

          (a) Landlord hereby grants Tenant an option to extend the term of the Lease for one additional period of five (5) years, commencing immediately after the expiration of the initial term, upon the same material terms and conditions contained herein, except that (i) the Monthly Base Rent for the Premises shall be equal to ninety-five percent (95%) of the fair market rent for the Premises determined in the manner set forth in subparagraph (b) below, (ii) Tenant shall accept the Premises in an "as is" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises, except to the extent that the determination of fair market rent includes improvements and/or an improvement allowance (iii) the Base Years for Taxes and Expenses shall be the calendar year in which the renewal term commences, and (iv) there shall be no further options to extend the term of the Lease. The determination of "fair market rent" shall take into account and reflect any then market tenant improvements, improvement allowances and moving allowances, rent abatement and other concessions and inducements then being offered for comparable space in comparable buildings in the market area of the Premises. For example, if the then fair market rent includes a $10 per rentable square foot improvement allowance and three months of free rent, then, at Landlord's option, Tenant shall either receive these actual inducements, or have their value factored into Tenant's base rent for the renewal term, so that if Landlord chooses the latter option Tenant's base rental would be reduced by the value of these inducements. Tenant's election to exercise the option granted herein must be given to Landlord in writing no less than 270 days prior to expiration of the initial term. If Tenant properly exercises the option granted herein, references in the Lease to the term shall be deemed to mean the option term unless the context clearly provides otherwise. Notwithstanding anything to the contrary contained herein, this extension option shall be conditioned upon Tenant not being in material, monetary Default under the Lease at the time Tenant gives Landlord its notice of exercise, provided that Landlord must have previously provided Tenant written notice and an opportunity to cure any such Default as required by the Lease.

          (b) If Tenant properly exercises its option to extend the term of the Lease, the Monthly Base Rent during the option term shall be determined in the following manner. The Monthly Base Rent shall be adjusted to an amount equal to ninety-five percent (95%) of the fair market rent for the Premises as of the commencement of the option term for a term equal to the option term, as specified by Landlord by notice to Tenant not less than two hundred forty (240) days prior to commencement of the option term, subject to Tenant's right of arbitration as set forth below. If Tenant believes that the fair market rent specified by Landlord exceeds the actual fair market rent for the Premises as of commencement of the option term, then Tenant shall so notify Landlord within thirty (30) days following receipt of Landlord's notice. If Tenant fails to so notify Landlord within said thirty (30) days, Landlord's determination of the fair market rent for the Premises shall be final and binding upon the parties. For a period of ten (10) business days after the date Tenant provides Landlord its notification of objection to such fair market rent, the parties shall negotiate in good faith and endeavor to agree upon the fair market rent, and in any event at the end of such ten business day period (the "Agreement Date"), Tenant shall (x) accept Landlord's determination, or (y) give Landlord notice that Tenant elects to proceed to arbitration. If the parties agree on the fair market rent on or before the Agreement Date, they shall promptly execute an amendment to this Lease setting forth such agreed upon rental terms. If arbitration is elected, the parties shall complete the arbitration process as follows:

               (1) Within twenty (20) business days after the Agreement Date, if the parties have not otherwise agreed upon the fair market rent, Tenant, at its sole expense, shall obtain and deliver in writing to Landlord a determination of the fair market rent for the Premises for a term equal to the option term from a broker ("Tenant's broker") licensed in the State of California and engaged in the office brokerage business in the area of Oakland, Emeryville and Berkeley, California, for at least the immediately preceding five
(5) years. If Landlord accepts such determination, the Monthly Base Rent for the option term shall be adjusted to an amount equal to the amount determined by Tenant's broker.

               (2) If Landlord does not accept such determination, within 15 days after receipt of the determination of Tenant's broker, Landlord shall designate a broker ("Landlord's broker") licensed in the State of California and engaged in the office brokerage business in the area of Oakland, Emeryville and Berkeley, California, for at least the immediately preceding five (5) years. Landlord's broker and Tenant's broker shall name a third broker, similarly qualified, within five (5) days after the appointment of Landlord's broker. Each of said three brokers shall determine the fair market rent for the Premises as of the commencement of the option term for a term equal to the option term of the Lease within 15 days after the appointment of the third broker. If the difference between the determination of Landlord's broker and Tenant's broker is ten percent (10%) or less of the higher determination, then the average between the two determinations shall be the fair market rent. If said difference is greater than ten percent (10%), then the two brokers shall within twenty (20) days of the date that the later submittal is submitted to the parties designate a third broker who shall also be licensed in the State of California and engaged in the office brokerage business in the area of Oakland, Emeryville and Berkeley, California, for at least the immediately preceding five
(5) years .The sole responsibility of the third broker will be to determine which of the determinations made by the first two brokers is most accurate. The third broker shall have no right to propose a middle ground or any modification of either of the determinations made by the first two brokers. The third broker's choice shall be submitted to the parties within thirty (30) days after his or her selection. Such determination shall bind both of the parties and shall establish the fair market rent.

               (3) Landlord shall pay the costs and fees of Landlord's broker in connection with any determination hereunder, and Tenant shall pay the costs and fees of Tenant's broker in connection with such determination. The costs and fees of any third broker shall be paid one-half by Landlord and one half by Tenant.

          (c) If the amount of the fair market rent is not known as of the commencement of the option term, then Tenant shall continue to pay the Monthly Base Rent in effect at the expiration of the initial term until the amount of the fair market basic rent is determined. When such determination is made, Tenant shall pay any deficiency to Landlord, and Landlord shall refund to Tenant, or allow as a credit against ensuing Rent payments, any overpayment, upon demand.

     3.   Right of First Offer.
          ---------------------

          (a) Tenant shall have the right of first offer (the "Right of First Offer") to lease Available Premises (as hereinafter defined in Paragraph 2 (b)) which becomes available in the Building, subject, however to the rights of other tenants which are in existence as of the Date of Lease.

          (b) Available Premises shall mean space in the Building which is or becomes available to lease. Space shall not be deemed to be Available Premises if there is a lease, lease option or any right or option of extension, renewal, expansion, or if an existing tenant renews or extends its term pursuant to the terms of an extension right.

          (c) Before offering the Available Space to anyone else, Landlord shall give Tenant written notice of any Available Space (the "Available Space Notice"). After receipt of the Available Space Notice, Landlord and Tenant shall negotiate, in good faith, for a period of thirty (30) days to try to reach agreement upon the terms and conditions upon which Tenant will lease the Available Space. The parties acknowledge that the term and rent for the Available Space may not be the same as the Term and Monthly Base Rent of the Premises. If Landlord and Tenant reach an agreement for leasing the Additional Space, Landlord shall prepare an amendment to this Lease to reflect changes in the Premises, Monthly Base Rent, Tenant's Share, the number of parking spaces allocated to Tenant, the Security Deposit and other appropriate terms. A copy of the amendment shall be sent to Tenant with in a reasonable time after exercise and executed by Tenant and returned to Landlord for its execution. Upon delivery to Tenant of the Available Space, it shall be considered Premises, subject to all terms and conditions of this Lease.

          (d) If, after such period of good faith negotiations, Landlord and Tenant are unable to reach an agreement for the lease of the Available Space, Tenant's rights with respect to the space covered by the Available Space Notice shall be null and void and Landlord shall be free to enter into negotiations with other prospective tenants and enter into a lease for such space upon such terms and conditions it may choose.

          (e) This Right of First Offer is personal to Tenant and may not be transferred or assigned in connection with an assignment or sublease of the Premises except to an Affiliate of Tenant. Further, Tenant may not exercise the Right of First Offer if it enters into subleases for more than 10,000 square feet of Rentable Area of the Premises to entities other than an Affiliate.

          (f) Notwithstanding anything to the contrary contained herein, the Right of First Offer shall terminate at Landlord's option and upon notice to Tenant, and shall be of no further force and effect, whether or not Tenant has timely exercised such right, if a material, monetary Default exists at the time of exercise of the Right of First Offer or at the time of the commencement of the term for the first offer space, provided that Landlord previously has given Tenant notice and an opportunity to cure such Default as required by the Lease.

     4.   Right of First Offer to Lease Phase 2 Site of Emery Station.
          ------------------------------------------------------------

          (a) Tenant shall have the right of first offer (the "Phase 2 Right of First Offer") to lease the building which is projected to be developed on the Phase 2 site which is adjacent to the Project (the "Phase 2 Building").

          (b) Tenant acknowledges, understands and agrees that (i) Landlord may, for any reason, elect not to construct the Phase 2 Building and that Landlord has not made any representations or warranties regarding either the certainty of such construction, the timing of such construction or the availability of proceeds to construct such building and (ii) the decision to construct the Phase 2 Building may require the consent of the Boards of Directors of the members of Landlord and such consent may or may not be forthcoming.

          (c) Landlord shall provide Tenant written notice of its decision to commence construction of the Phase 2 Building and the date of commencement of such construction (the "Phase 2 Notice"). Tenant shall have a period equal to the later of 120 days after the date of commencement of construction or April 1, 2000 in which to notify Landlord of its election to lease the Phase 2 Building on the following terms and conditions:

              (i)    Term-10 years.

              (ii)   Tenant Improvement Allowance-$40.00 per usable square foot

              (iii) Shell Condition-Substantially similar to the shell condition of the Building

              (iv) Rent-12% return-on-costs (including land costs, hard costs, soft costs and financing costs of the land and improvements ) but not more than $2.50 per square feet of Rentable Area per annum. The rent shall be increased 3% per annum on the anniversary date of each year of the Term.

              (v) Net lease-The lease for the Phase 2 Building shall be a net lease and Tenant shall pay its proportionate share of all Operating Expenses and Taxes from and after the commencement date of the lease.

              (vi) Additional terms and conditions-Within 30 days after Tenant exercises its Phase 2 Right of First Offer, Landlord and Tenant shall enter into a lease utilizing the form of this Lease, modified as appropriate to reflect the particulars of the Phase 2 Building terms and conditions.

              (vii) Tenant shall have the rights for exterior building signage so long as it personally occupies no less than 50% of the Phase 2 building. Such signage shall be subject to landlord's reasonable approval regarding size, exact location and design.

          (d) Notwithstanding anything herein contained to the contrary, at the time Tenant exercises the Phase 2 Right of First Offer, the creditworthiness of Tenant must be reasonably commensurate with the creditworthiness of a tenant who would be financially qualified to enter into this type of lease for this amount and type of space in other Class A buildings in Emeryville, California.

          (e) This Phase 2 Right of First Offer is personal to Tenant and may not be transferred or assigned in connection with an assignment or sublease of the Premises except to an Affiliate of Tenant. Further, Tenant may not exercise the Right of First Offer if it enters into subleases for more than 10,000 square feet of Rentable Area of the Premises to entities other than an Affiliate. Landlord shall have the right at any time to assign its rights and obligations herein regarding Phase 2 to an affiliate or to a third party so long as such assignee assumes all obligations to Tenant relating thereto.

          (f) Notwithstanding anything to the contrary contained, herein, the Phase 2 Right of First Offer shall terminate at Landlord's option and upon notice to Tenant, and shall be of no further force and effect, whether or not Tenant has timely exercised such right, if a material, monetary Default exists at the time of exercise of the Phase 2 Right of First Offer or at the time of the commencement of the term for the first offer space, provided that Landlord previously has given Tenant notice and an opportunity to cure such Default as required by the Lease.

     5.  Public Transportation. Landlord agrees to have the Emery-Go-Round
         ---------------------
connection to BART extended to 10:30 PM weeknights or, alternatively, to engage a private van company to provide such service.

     6.  Emergency Generator. Tenant shall have the right, at its sole cost and
         -------------------
expense, to access the Building's emergency generator for emergency communications and data equipment power. The right to access the emergency generator shall be subject to Tenant's compliance with such reasonable terms and conditions as Landlord may establish from time to time.

     7.  Roof Access/Satellite Dishes. Tenant shall have the non-exclusive right
         ----------------------------
to install and maintain no more than two (2) small dishes (i.e. less than 18" diameter) and no more than two (2) large dishes (i.e. no more than 60" in diameter) on the roof for its own business use. Such rights shall require Tenant to: (I) keep the roof area in a warrantable and working condition, (ii) to adequately screen the dishes from view in an acceptably aesthetic manner, (iii) not adversely impact the operations of the Building nor of other tenants, (iv) not adversely impact the health of Building occupants, (v) comply with all relevant laws, codes, etc., and (vi) remove the dishes and restore the roof to its original condition, reasonable wear and tear and damage not caused by Tenant excepted, at the end of the Lease Term.